UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2013

Aegerion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34921	20-2960116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Main Street, Suite 1850

Cambridge, Massachusetts 02142

(Address of principal executive offices) (Zip Code)

(617) 500-7867

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 19, 2013, Aegerion Pharmaceuticals, Inc. (the “Company”) entered into a Third Amendment to Lease (the “Lease Amendment”), by and between the Company and RREEF America REIT II Corp. PPP (the “Landlord”), which amends the Lease dated January 1, 2011, by and between the Company and the Landlord, as such lease has been amended from time to time (as so amended, the “Original Lease,” and together with the Lease Amendment, the “Lease”). Under the Lease Amendment, the Company has leased 7,350 square feet of additional space for its headquarters in Cambridge, Massachusetts and extended the term for all of the leased space covered by the Lease through August 31, 2017. Under the terms of the Lease, the base rent, subject to certain adjustments, for all of the leased space covered by the Lease will be $96,521.83 per month, plus certain operating expenses and taxes, and shall increase on an annual basis and otherwise as provided in the Lease.

The foregoing description of the terms of the Lease, including the Lease Amendment, does not purport to be complete and is qualified in its entirety by reference to the full text of the Original Lease, including all prior amendments thereto, which have been filed previously by the Company, and the Lease Amendment, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending on June 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGERION PHARMACEUTICALS, INC.

Date: June 25, 2013	By:	/s/ Anne Marie Cook
	Name:	Anne Marie Cook
	Title:	Senior Vice President, General Counsel and Secretary